POWER OF ATTORNEY

Each Trustee of the Bridge Builder Trust (hereafter the “Trust”), whose signatures appear below, does hereby constitute and appoint Evan Posner, Aaron Masek, Alan Herzog and Nidhi McGurn, each an officer of the Trust, each individually with power of substitution or resubstitution, his or her true and lawful attorneys in fact and agents (each, an “Attorney-in- Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter the “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-lA pursuant to the Acts and any amendments thereto, including applications for exemptive order rulings (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

By signing this Power of Attorney, each Trustee hereby revokes and rescinds any earlier Power of Attorney signed by such Trustee in connection with his or her role as a Trustee of the Trust. This Power of Attorney shall be revocable at any time by a writing signed by the undersigned and shall terminate automatically with respect to any Attorney-in-Fact named above if such Attorney-in-Fact ceases to be an officer of the Trust and with respect to all Attorneys-in- Fact named above if the undersigned ceases to be a Trustee of the Trust.

Effective Date: November 19, 2025

(unless otherwise noted)

/s/ Jean E. Carter	/s/ Maureen Leary-Jago
Jean E. Carter	Maureen Leary-Jago

/s/ Craig A. Griffith	/s/ Merry L. Mosbacher
Craig A. Griffith	Merry L. Mosbacher

/s/ Lena Haas	/s/ Heidi Stam
Lena Haas	Heidi Stam

/s/ Timothy Jacoby
Timothy Jacoby

/s/ Michelle M. Keeley	/s/ John M. Tesoro
Michelle M. Keeley	John M. Tesoro